Exhibit 99(6)
               FEDERAL DEPOSIT INSURANCE CORPORATION

                      WASHINGTON, D.C.  20429

                        -------------------


                             FORM F-3


              CURRENT REPORT UNDER SECTION 13 OF THE
                  SECURITIES EXCHANGE ACT OF 1934

                       --------------------


                 For the month of September, 1997


                          PEOPLE'S BANK
          -------------------------------------------
          (Exact Name of Bank as Specified in Charter)



          850 Main Street, Bridgeport, Connecticut  06604
          -----------------------------------------------
               (Address of Principal Office)


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Item 12.  Other Materially Important Events.

      On September 3, 1997, People's Bank (the "Bank"), Norwich Financial Corp. ("NFC") and The Norwich Savings Society ("NSS") (a wholly-owned subsidiary of NFC) entered into an Agreement and Plan of Merger (the "Merger Agreement") under which the Bank will acquire NFC and NSS. The Merger Agreement, which has been approved by the Board of Directors of the Bank, NFC, and NSS, respectively, is subject to approval by the shareholders of NFC and of the Bank, and by appropriate state and federal regulatory agencies. The transaction is expected to close during the first quarter of 1998.

      The transaction is structured as a merger of NFC and NSS with and into the Bank. Approximately half of the consideration will be in the form of cash, and half in shares of the Bank's common stock. As a result of the merger, each outstanding share of NFC common stock (excluding treasury and certain other shares) will be converted into the right to receive, at the election of the holder, either 1.0310 shares of Bank common stock or $28.74 in cash, in each case subject to allocation and adjustment as set forth in Article I of the Merger Agreement. The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

      Contemporaneously with the execution and delivery of the Merger Agreement, NFC and the Bank entered into a Stock Option Agreement (the "Stock Option Agreement") and a termination fee agreement (the "Fee Letter"), attached hereto as Exhibits 2.2 and 2.3, respectively. Upon the occurrence of certain events, the Stock Option Agreement would permit the Bank to exercise an option to purchase up to 1,081,036 shares of NFC's common stock at a price of $25.00 per share. In addition, pursuant to the Fee Letter, NFC has agreed to pay the Bank a cash fee of $7 million upon the occurrence of certain triggering events. The Stock Option Agreement and the Fee Letter are incorporated herein by reference.

      In connection with the Merger Agreement, People's Mutual Holdings, a mutual-form bank holding company that owns a majority of the shares of the Bank's outstanding common stock, has entered into a letter agreement (the "Support Agreement") with NFC, pursuant to which PMH has agreed to vote its shares of the Bank's common stock in favor of the proposed transaction. The Support Agreement is attached hereto as Exhibit 2.4 and is incorporated herein by reference.

      A copy of the press release issued by the Bank on September
4, 1997 is attached hereto as Exhibit 2.5 and is incorporated herein by reference.

      The preceding summary of certain terms of the Merger
Agreement, the Stock Option Agreement, the Fee Letter and the
Support Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of such agreements, all of which are attached hereto as exhibits.

Item 13.  Financial Statements and Exhibits.

(b)  Exhibits.

12.1 Agreement and Plan of Merger, dated as of September 3, 1997, by and among People's Bank, Norwich Financial Corp., and The
Norwich Savings Society.

12.2 Stock Option Agreement, dated as of September 3, 1997, by and between People's Bank and Norwich Financial Corp.

12.3 Termination Fee Letter Agreement, dated as of September 3,
1997, between People's Bank and Norwich Financial Corp.

12.4 Support Letter Agreement, dated as of September 3, 1997, by and among People's Bank, Norwich Financial Corp. and The Norwich
Savings Society.

12.5  Press release issued by People's Bank on September 4, 1997.

                            SIGNATURES

      Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               PEOPLE'S BANK


                               By /s/ William T. Kosturko
                                 --------------------------
                                  William T. Kosturko
                                  Executive Vice President
                                  and General Counsel


Dated:  September 23, 1997